UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 27, 2007

PSIVIDA LIMITED

(Exact name of registrant as specified in its charter)

Western Australia, Commonwealth of Australia	000-51122	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 12 BGC Centre

28 The Esplanade

Perth WA 6000

Australia

400 Pleasant Street

Watertown, MA 02472

U.S.A.

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 926-5000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneous satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e04(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual general meeting of pSivida Limited held on November 27, 2007, the shareholders of pSivida Limited voted to approve the grant of options (and the issue of shares on exercise of those options) under the pSivida Limited Employee Share Option Plan (the “ESOP”) for an additional period of three years commencing on November 27, 2007. The terms of the ESOP otherwise remain unchanged. A summary of the terms and conditions of the ESOP can be found at “18. Compensation Plans—Summary of the ESOP” in pSivida Limited’s definitive proxy statement filed with the SEC on October 26, 2007, which summary is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSIVIDA LIMITED

Date: November 30, 2007	By:	/s/ Michael J. Soja
	Name:	Michael J. Soja
	Title:	Vice President, Finance and Chief Financial Officer